UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 6, 2021

IWeb Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8/6 Soi Patanakarn 30

Patanakarn Road, Suan Luang,

Bangkok, Thailand

(Address of principal executive offices, Zip Code)

+662 319 0197 - 99

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 5.01	Changes in Control of Registrant.

On May 6, 2021, Mr. Ratanaphon Wongnapachant, chief executive officer and Chairman of the board of directors (the “Board”) of Iweb, Inc. (the “Company”) sold to Mr. Fung Chau 19,955,000 shares of the Company’s common stock in a private transaction (the “First Share Purchase”) for an aggregate purchase price of $50,000.  On May 6, 2021, Ms. Chanikarn Lertchawalitanon sold to Mr. Chau 740,000 shares of the Company’s common stock in a private transaction (the “Second Share Purchase”) for an aggregated purchase price of $10,000. Mr. Chau paid these purchase prices using his personal funds.  Prior to the First and Second Share Purchases, Mr. Chau owns 6,620,000 shares of the common stock of the Company. Following the First and Second Share Purchases, Mr. Chau is the direct owner of 27,315,000 shares, or 67.77% of the Company’s issued and outstanding common stock.  Prior to the First Share Purchase, Mr. Wongnapachant owned 19,955,000 shares or 49.51% of the Company’s issued and outstanding common stock and exercised control over the Company.  There is no arrangement known to the Company among Mr. Chau and Mr. Wongnapachant with respect to election of directors or other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWeb, Inc.

Date: May 24, 2021	By:	/s/ Wai Hok Fung
Wai Hok Fung
President